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                                                                  EXHIBIT 4.1(n)


                                 August 20, 2001



Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer


       Re: Atchison Casting Corporation (the "COMPANY") April 3, 1998 Amended and Restated Credit Agreement by and among the Company, Harris Trust and Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

         Pursuant to the Tenth Amendment and Forbearance Agreement dated as of April 13, 2001 (as modified by the July 30, 2001 letter, the "TENTH AMENDMENT") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit Agreement through August 21, 2001 (the "STANDSTILL EXPIRATION DATE"). The Company has requested that the Bank Group extend the Standstill Expiration Date through September 12, 2001. Subject to the terms and conditions hereof the Bank Group is willing to so extend the Standstill Expiration Date.

         Accordingly, effective upon the execution of this letter by the Required Banks in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the Standstill Period shall be extended so that the new Standstill Expiration Date shall be September 12, 2001, (ii) the first sentence of paragraph 7 of the Tenth Amendment shall be amended by deleting the percentage "43.6%" appearing therein and inserting in its place the percentage "87.2%" and deleting the proviso thereto so that all proceeds from the Penn Steel/PrimeCast Sale shall be applied as all other Liquidation Proceeds and (iii) paragraph 8 of the Tenth Amendment shall be amended by deleting the proviso "(but in any event excluding the first $750,000 of net proceeds of the Penn Steel/PrimeCast Sale)" appearing therein. Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of Default that now exist.

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         All defined terms used herein and not defined herein shall have the same meaning herein as in the Tenth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.


                               Very truly yours,


                               HARRIS TRUST AND SAVINGS BANK, in its individual
                                 capacity as a Bank and as Agent


                               By:    /s/ Neal Golub
                               Title:     Vice President


                               COMMERCE BANK, N.A.


                               By:_____________________________________________

                               Title:__________________________________________


                               FIRSTAR BANK, N.A. (f/k/a Mercantile Bank)


                               By: /s/ Craig D. Buckely
                               Title: Vice President


                               KEY BANK NATIONAL ASSOCIATION


                               By: /s/ W. J.
                               Title: Vice President

                               COMERICA BANK


                               By: Andrew R. Craig
                               Title: Vice President


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                               HIBERNIA NATIONAL BANK


                               By:_____________________________________________

                               Title:__________________________________________



                               NATIONAL WESTMINSTER BANK PLC

                               Nassau Branch


                               By:_____________________________________________

                               Title:__________________________________________



                               New York Branch


                               By:_____________________________________________

                               Title:__________________________________________




                               WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  (successor by merger to Norwest
                                   Bank Minnesota, N.A.)



                               By: /s/ Calvin R. Emmerson
                               Title: Vice President


Agreed and Accepted:

ATCHISON CASTING CORPORATION


By: /s/ Kevin T. McDermed
Title: Vice President


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